UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2023

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 6, 2023 (the “Closing Date”), FS Energy and Power Fund (the “Fund”), through two wholly-owned, special purpose financing subsidiaries, entered into a financing arrangement with Barclays Bank PLC (“Barclays”) pursuant to which up to $500,000,000 will be made available to fund investments in loans and other corporate securities (together, the “Collateral Obligations”) and for other general corporate purposes (the “Barclays Facility”).

The financing fee under the Barclays Facility is based on three-month term SOFR (with a floor of zero) plus a facility margin (the “Facility Margin”) calculated monthly as the weighted average of the individual margin of the Collateral Obligations (such individual margins ranging from 1.90% to 4.20%, depending on the type of Collateral Obligations; subject to a floor, in the aggregate, of 3.0%).

Pursuant to the financing arrangement, the Fund may contribute Collateral Obligations from time to time to FSSL Finance BB AssetCo LLC (the “Issuer”), pursuant to a Sale and Contribution Agreement, dated as of the Closing Date, between the Fund and the Issuer (the “Sale and Contribution Agreement”). The assets held by the Issuer will secure the obligations of the Issuer under the Notes (the “Notes”) issued by the Issuer pursuant to an Indenture, dated as of the Closing Date, with Computershare Trust Company, N.A. (“Computershare”), as trustee (the “Indenture”).

Principal on the Notes will be due and payable on the stated maturity date of July 1, 2033. The Notes do not bear interest. Pursuant to the Indenture, the Issuer has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar transactions. The Indenture contains events of default customary for similar transactions, including, without limitation: (a) failure to make principal payments on the Notes at their stated maturity or any earlier redemption date or to make interest payments on the Notes; (b) failure to disburse amounts in accordance with the priority of payments; (c) occurrence of certain bankruptcy and insolvency events with respect to the Issuer; and (d) occurrence of a Repurchase Date under the Repurchase Agreement (defined below) as a result of an event of default with respect to the Repo Seller (defined below). The Repo Seller acquired and subscribed for the Notes pursuant to a Subscription Agreement dated as of the Closing Date, between the Issuer and the Repo Seller as the investor.

On the Closing Date, FSSL Finance BB Seller LLC (the “Repo Seller”) entered into a Master Confirmation in respect of Repurchase Transaction with Barclays (the “Confirmation”), which supplements and is subject to the Master Repurchase Agreement (September 1996 version), dated as of the Closing Date, between the Repo Seller and Barclays (including any annexes thereto, the “Master Repurchase Agreement”, and such Master Repurchase Agreement, as supplemented and evidenced by the Confirmation, the “Repurchase Agreement”). Pursuant to the Repurchase Agreement, on the Closing Date, Barclays purchased the Notes held by the Repo Seller for an initial purchase price of $80,000,000, which price may, subject to satisfaction of certain conditions, increase from time to time up to the maximum aggregate purchase price of $500,000,000. The scheduled Repurchase Date is September 6, 2026.

If the repurchase transaction under the Repurchase Agreement is terminated due to an event of default of the Repo Seller or if there is a permanent facility reduction (in whole or in part) by the Repo Seller (each a “Make-Whole Event”), then the Repo Seller is required to pay to Barclays a make-whole fee equal to (i) if such Make-Whole Event occurs during the first eighteen months after the Closing Date (as such time period may be extended if Repo Seller does not draw at least the minimum facility utilization amount after a certain time), the present value of the spread portion of the financing fees (calculated based on the Applicable Make-Whole Calculation Amount (as defined below)) that would have been payable to Barclays from the date of such Make-Whole Event through the end of the 18 month period had such Make-Whole Event not occurred, (ii) if the Make-Whole Event occurs after month eighteen but on or prior to month twenty-seven following the Closing Date, 1.00% of the Applicable Make-Whole Calculation Amount and (iii) anytime after month twenty-seven following the Closing Date, zero. The make-whole amount payable by the Repo Seller may be reduced in certain circumstances including, but not limited to, where Barclays rejects more than a certain number of otherwise eligible Collateral Obligations out of 6 consecutive Collateral Obligations proposed to Barclays.

“Applicable Make-Whole Calculation Amount” means: (a) if the Make-Whole Event is due to a facility reduction, then the facility reduction amount; and (b) if the Make-Whole Event is caused by Repo Seller’s event of default, then the greater of the Barclays funded amount and the minimum facility utilization amount.

Barclays may require the Repo Seller to post collateral if the ratio of the Barclays funded amount to the portfolio value (minus excess concentration amounts, zero value collateral obligations and unfunded exposure amount) is greater than the lesser of (a) the Facility Margin plus 10.0% and (b) 70.0%.

Pursuant to the Repurchase Agreement, the Repo Seller has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar transactions. The Repurchase Agreement contains events of default customary for similar financing transactions, including, without limitation: (a) failure to pay the repurchase price upon the applicable payment dates; (b) failure to pay the financing fees and make-whole amounts when due; (c) failure to post collateral as required; (d) occurrence of an event of default under the Indenture, (e) occurrence of insolvency events with respect to the Repo Seller; (f) cross default by the Fund with respect to its indebtedness above a certain threshold amount and (g) financial covenant breach by the Fund.

The Repo Seller paid an upfront fee and incurred certain other customary costs and expenses in connection with obtaining the Barclays Facility.

The Barclays Facility is full-recourse to the Fund, accomplished via a guarantee from the Fund (the “Guaranty”) with respect to Repo Seller’s obligations under the Repurchase Agreement.

In connection with the issuance of the Notes and entry into the Indenture, the Issuer also entered into (i) a Margining Agreement with the Fund, the Repo Seller and Barclays, as liquidation agent and repo buyer, dated as of the Closing Date (the “Margining Agreement”), which contains, among other things, certain definitions in the Indenture and the Repurchase Agreement, (ii) an Investment Management Agreement with the Fund, as investment manager, dated as of the Closing Date (the “Investment Management Agreement”), pursuant to which the Fund will manage the assets of the Issuer; and (iii) a Collateral Administration Agreement with Computershare, as collateral administrator, and the Fund, as investment manager, dated as of the Closing Date (the “Collateral Administration Agreement”), pursuant to which Computershare will perform certain administrative services with respect to the assets of the Issuer.

The foregoing descriptions of the Sale and Contribution Agreement, the Indenture, the Notes, and the Repurchase Agreement, the Guaranty, the Margining Agreement, the Investment Management Agreement and the Collateral Administration Agreement, as set forth in this Item 1.01, are summaries only and are each qualified in all respects by the provisions of such agreements, copies of which are filed as Exhibits 10.1 through 10.8 and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 10.1	Sale and Contribution Agreement, dated September 6, 2023, by and between FS Energy and Power Fund and FSSL Finance BB AssetCo LLC

Exhibit 10.2	Indenture, dated as of September 6, 2023, by and between FSSL Finance BB AssetCo LLC, Barclays Bank PLC, and Computershare Trust Company, N.A.

Exhibit 10.3	FSSL Finance BB AssetCo LLC Notes Due 2033.

Exhibit 10.4	Master Repurchase Agreement (September 1996 version), by and between Barclays Bank PLC and FSSL Finance BB Seller LLC, together with Annex 1 and the Master Confirmation thereto, each dated as of September 6, 2023.

Exhibit 10.5	Guaranty, by FS Energy and Power Fund in favor of Barclays Bank PLC, dated as of September 6, 2023.

Exhibit 10.6	Collateral Administration Agreement, by and between FSSL Finance BB AssetCo LLC, FS Energy and Power Fund and Computershare Trust Company, N.A., dated as of September 6, 2023.

Exhibit 10.7	Investment Management Agreement, by and between FSSL Finance BB AssetCo LLC and FS Energy and Power Fund, dated as of September 6, 2023.

Exhibit 10.8	Margining Agreement, by and between FSSL Finance BB AssetCo LLC, FS Energy and Power Fund, FSSL Finance BB Seller LLC and Barclays Bank PLC, dated as of September 6, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date: September 12, 2023	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel